Exhibit 99.1

COMPANY CONTACT: Steve Loomis, Chief Financial Officer sloomis@cardiodynamics.com 800-778-4825, Ext. 1015

CardioDynamics Agrees to be Acquired by SonoSite for $1.35 Per Share

Merger Adds Complementary Products

and Expands Sales Channels for Both Companies

SAN DIEGO, CA—June 9, 2009—CardioDynamics (Nasdaq: CDIC), the innovator and leader of BioZ® Impedance Cardiography (ICG) technology, today announced that it has entered into a definitive merger agreement whereby SonoSite (Nasdaq: SONO) will acquire CardioDynamics in exchange for $1.35 per share in cash. The price paid represents a 69% premium over the closing share price on June 8, 2009. The aggregate transaction value will be approximately $12.3 million, including assumption of approximately $2.3 million of net debt. The boards of directors for both companies have approved the merger agreement. The transaction is subject to customary regulatory approvals and approval by the shareholders of CardioDynamics and is expected to close in the third quarter of calendar 2009. Approval by the shareholders of SonoSite is not required.

During the fiscal year ended November 30, 2008, CardioDynamics generated revenues of $24.5 million and SonoSite generated revenues of $243.5 million for its fiscal year ending December 31, 2008. SonoSite is the innovator and world leader in hand-carried ultrasound. SonoSite’s small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care.

Michael K. Perry, CardioDynamics CEO, commented, “This acquisition is the result of an extensive process and fulfills our Board of Directors’ objective to maximize shareholder value. We are pleased with SonoSite’s recognition of the value that we have produced in creating a new medical marketplace with ICG technology and building a strong physician office sales channel and large installed physician base. Through this merger we are joining an industry leader in point of care medicine who shares our vision of creating non-invasive technologies that improve outcomes and reduce the cost of patient care. The acquisition will accelerate the expansion of both SonoSite’s and CardioDynamics’ cardiovascular platforms and benefit the customers, employees and shareholders of both companies.”

Kevin M. Goodwin, SonoSite President and CEO, stated, “The acquisition of CardioDynamics is part of a strategic initiative that moves SonoSite forward toward our long-stated goal of adding clinical value and reducing healthcare system costs in cardiovascular disease management. CardioDynamics is the platform we will build upon to achieve this goal. Additionally, CardioDynamics has established a solid direct sales channel in the U.S. with 38 sales representatives calling on cardiologists, internal medicine and family medicine practitioners, primarily in physician office settings. We believe we can leverage this channel to build on our existing footprint in point of care markets.”

Rhonda F. Rhyne, CardioDynamics President, added, “We sincerely thank our employees, customers and partners for their contributions in making ICG an important part of cardiovascular care for the over 12,000 physicians who use ICG daily. We are excited for the opportunity to combine with SonoSite and leverage our innovative product portfolios and sales channels through each other’s existing customer base. This will enable both companies to extend our reach to even more physicians and hospitals for the benefit of patients. Additionally, we expect that the acquisition of CardioDynamics by SonoSite will provide the incremental resources necessary to help make ICG a cardiovascular standard of care.”

Cain Brothers & Company LLC acted as financial advisor and Pillsbury Winthrop Shaw Pittman LLP acted as legal counsel to CardioDynamics. GCA Savvian acted as financial advisor and Fenwick & West LLP acted as legal counsel to SonoSite.

About CardioDynamics

CardioDynamics (www.cdic.com), the ICG Company, is the innovator and leader of an important medical technology called Impedance Cardiography (ICG). The Company develops, manufactures and markets noninvasive ICG diagnostic and monitoring devices and markets proprietary ICG sensors. The Company’s ICG Systems are being used by physicians around the world to help battle the number one killer of men and women — cardiovascular disease. Partners include GE Healthcare, Philips Medical Systems and Mindray.

About SonoSite

SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in hand-carried ultrasound. Headquartered near Seattle, the company is represented by ten subsidiaries and a global distribution network in over 100 countries. SonoSite’s small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care. The company employs approximately 700 people worldwide.

Additional Information About the Transaction

This announcement is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell, shares of CardioDynamics. In connection with the proposed transaction, CardioDynamics will file a proxy statement with the Securities and Exchange Commission (SEC). The definitive proxy materials will contain important information regarding the merger, including, among other things, the recommendation of CardioDynamics’ Board of Directors with respect to the merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about CardioDynamics, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by CardioDynamics with the SEC can also be obtained, free of charge, by directing a request to CardioDynamics, 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121, Attention: Chief Financial Officer.

Participants in the Solicitation

The directors and executive officers of CardioDynamics and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding CardioDynamics’ directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on February 10, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Forward-looking Information and the Private Litigation Reform Act of 1995

Certain statements in this press release are “forward-looking statements” for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance and are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions and other factors, including, but not limited to estimates about the benefits of the business combination transaction involving the companies, including future financial and operating results, continued market acceptance of product offerings, the failure of our shareholders to approve the merger, the potential effects on our business as a result of the uncertainty regarding the merger, and the risk that the acquisition may not be completed in the time frame expected by the parties, or at all. Additional information regarding factors that may affect future results are described in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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